Exhibit 5.1
                    [Letterhead of Schiff Hardin & Waite]

                               March 11, 2002




   Newell Rubbermaid Inc.
   29 East Stephenson Street
   Freeport, IL  61032-0943

        Re:  NEWELL RUBBERMAID INC. REGISTRATION STATEMENT ON FORM S-3

   Ladies and Gentlemen:

             We have acted as counsel to Newell Rubbermaid Inc., a Delaware corporation (the "Company"), in connection with the filing of Registration Statements on Form S-3 (the "Registration Statements") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statements relate to, among other things, the registration under the Act of up to $500,000,000 of the Company's unsecured and unsubordinated debt securities ("Debt Securities").

             The Debt Securities are to be issued under an indenture, dated as of November 1, 1995, between the Company and JP Morgan Chase Bank (formerly The Chase Manhattan Bank), as trustee, as filed as
   Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No. 33-64225) (the "Indenture").

             The Debt Securities may be offered and sold pursuant to one or more underwriting or distribution agreements (each, together with any related schedule of terms, an "Underwriting Agreement") between the Company and the underwriters or agents named therein, or as otherwise provided pursuant to the Registration Statements.

             In this regard, we have reviewed the Registration Statements and the exhibits thereto and have examined such other documents and made such investigation as we have deemed necessary in order to enable us to render the opinions set forth below. In rendering such opinions, we have assumed that (i) the Registration Statements will have become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) a Prospectus Supplement (a "Prospectus Supplement") relating to the Debt Securities to be offered and sold as contemplated by the Registration Statements will be prepared, delivered and filed as contemplated by the Act, (iii) the Indenture represents the valid and binding obligation of the trustee thereunder and (iv) each Underwriting Agreement will be authorized, executed and delivered by or on behalf of the underwriters named therein and will represent a valid and binding obligation of each such underwriter.







        Based on the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

        2. The Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles), at such time as: (a) the board of directors of the Company or a duly authorized committee thereof (the "Board of Directors") shall have established by resolution, not inconsistent with the Indenture, a series in which such Debt Securities are to be issued and the terms of such Debt Securities, and such series and terms shall have been set forth, or determined in the manner provided, in an officers' certificate or established in a supplemental indenture in accordance with the requirements of the Indenture; and (b) the issuance and sale of such Debt Securities shall have been duly authorized by the Board of Directors, and such Debt Securities shall have been duly executed, authenticated, issued, registered (if applicable) and delivered pursuant to the provisions of the Indenture and in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statements and the related Prospectus Supplement, against payment of the agreed consideration therefor.

        The opinions expressed above are limited to the laws of the State of Illinois and Delaware and the federal laws of the United States, and no opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name under the caption "Legal Opinion" in the prospectus constituting a part of the Registration Statements.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE


                                 By: /s/ Andrew A. Kling
                                     ------------------------------------
                                     Andrew A. Kling